Exhibit 5.1

	ATTORNEYS AT LAW 4401 Eastgate Mall San Diego, CA 92121-1909 Main 858 550-6000 Fax 858 550-6420	Broomfield, CO 720 566-4000 Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Francisco, CA
May 27, 2004	www.cooley.com	415 693-2000

ACADIA Pharmaceuticals Inc. 3911 Sorrento Valley Boulevard San Diego, CA 92121	D. BRADLEY PECK (858) 550-6012 bpeck@cooley.com

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by ACADIA PHARMACEUTICALS INC., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 2,738,823 shares of the Company’s Common Stock, $.0001 par value (the “Shares”), including 2,413,823 shares issuable pursuant to the Company’s 1997 Stock Option Plan (the “Option Plan”), 200,000 shares issuable pursuant to the Company’s 2004 Equity Incentive Plan (the “Incentive Plan”) and 125,000 shares issuable pursuant to the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Option Plan, the Incentive Plan and the ESPP, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares (i) when issued and sold in accordance with the Option Plan or the Incentive Plan, as applicable, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full), and (ii) when issued and sold in accordance with the ESPP, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
Cooley Godward LLP

By:	/s/ D. BRADLEY PECK

D. Bradley Peck